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                                                                Exhibit 10.18-CE

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Lease for Office Spaces
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Lessor          Erbengemeinschaft/(1)/ A. + W Hummel   Reference No

represented by  CHARLES BARRIER IMMOBILIEN/(2)/ AG     Guarantee  10,000.00 SFr.
                Minervastr. 27, 8032 Zurich

Lessee (If several persons are lessees, they are jointly and severally liable for the obligations arising from this agreement)

Artificial Life Solutions AG
Muhlebach 2
6362 Stansstad

Property        Seestrasse 11, 8002 Zurich

1. Leased Premises / Annual Rent

Property No   Floor             Property/Purpose of Use   Area m(2)          Rate Fr /m2     Annual Rent
----------------------------------------------------------------------------------------------------------
                                                                                                       SFr.
01            2nd floor, left   offices                   approximately 75                   21,600.00 SFr.
                                                                                                       SFr.
Total Annual Rent, Net                                                                       21,600.00 SFr.
Jointly used by ----------

2. Commencement and Termination of the Lease

Commencement on          August 1. 1999, 12.00 p.m.
Notice requirements:     six months in advance at the end of March and the end
at the earliest on       of September

Notice by the lessee shall be given with registered letter. Notice by the lessor shall be given with an official form. The notice is valid if it is received by the other party or is awaiting collection at the post office box on the last day before commencement of the period of notice at the latest. If the lessee wishes to dissolve the lease without keeping to the agreed periods and dates of notice, then he shall be liable for rent and the other obligations of the lessee until further leasing but until a date no later than the next contractually possible termination date. The outgoing lessee who has dissolved the lease on a date other than an agreed termination date shall assume responsibility for the advertisement-insertion costs and other activities connected with the re-leasing.

3. Rent and Other Charges

The rent shall be paid in advance in monthly installments on the first day of every month. Provided that no other arrangement has been made, the first rent payment shall be paid upon conclusion of this agreement.

Property No    Rent                 Payment on Account**    Flat Rate for Janitorial   Gross Rent
               (see Annual Rent*)   Heating                 and Stairwell Cleaning
----------------------------------------------------------------------------------------------------
                                                                                                SFr.
01             Fr. 1,800.00         Fr 85.00                Fr 20.00                   1,905.00 SFr.
                                                                                                SFr.
Total Gross Rent per Month                                                             1,905.00 SFr.

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/(1)/ community of heirs
/(2)/ real estate
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On the appointed day, a heat or other-charge statement will be drawn up for heating based on prime costs with allowances made for the payment on account**

4. Reminder Fees and Collection Fees

The lessor is entitled to charge the lessee for expenses in connection with late rent payments.

5. Additional Requirements or References to the Appendix of the Lease

- The appendix to the lease of July 14, 1999, forms an integral part of this agreement.

- General conditions of the lease for office spaces

The "general conditions of the lease for office spaces" form an integral part of this agreement. The parties acknowledge with their signatures that they have received a copy and that they give their consent to the contents.

This lease is drawn up in duplicate and contains all agreements made. Any change or addition to the same must be made in writing in order to be valid. The lease takes effect when both parties to the agreement have signed.

Zurich, July 14, 1999/ir

The Lessor                                The Lessee(s)

[signature]                               [signature]
-----------------------------             -----------------------------
CHARLES BARRIER IMMOBILIEN AG             Artificial Life Solutions AG
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5. Sublease/Transfer of the Rent to a Third Parry

Sublease or transfer of the lease shall be permitted only with the prior written consent of the lessor. The lessee shall give the lessor all details about each intended sublessee or third party which are necessary for the consideration of the request and shall especially announce to the lessor all conditions of the sublease or transfer. Once given, the lessor's consent shall no longer apply if the lessee has not completely or correctly informed the lessor.

Sublease

The lessor can withhold consent to sublease, if

      - the lessee refuses to inform the lessor of the conditions of the sublease,
      -  the sublease is disadvantageous to the lessor,
      - the conditions of the sublease are improper in comparison with those of the main lease.

Once given, consent to sublease shall no longer apply especially if the lessee agrees to or allows a sub-sublease without the written consent of the lessor.

Regarding misuse of the sublease, the following, among other things, shall be agreed upon:

A rent demanded of the sublessee shall be considered misuse if it increases the rent of the main lease by the amortization of the investments which the lessee demonstrably transacted in the leased property for the duration of the lease term and exceeds a commensurate payment of interest on such investments.

Transfer of the Lease to a Third Parry
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Regarding the transfer of the lease to a third party, the following, among other things, shall be agreed upon:

The lessor can withhold consent to transfer on significant grounds in the sense of Article 263 Paragraph 2 OR/(3)/. Namely, significant grounds are present if the lessee intends to make a profit through the transfer of his rights from the lease to a third party or if the lessee actually makes a profit. Any payment, whether it is a one-time or periodic payment, which a lessee makes receivable or stipulates shall be considered a profit in this sense if because of it more than the demonstrably transacted investments in the leased property are amortized for the term of the agreed lease and yields commensurate interest.


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/(3)/ Obligationsrecht = obligation law
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6. Improvements by the Lessee

The rent does not include any of the lessee-specific improvements (installations of telephone, fax and other means of communication, alterations, additions and refurbishments). All renovations and/or installations are payable by the lessee.

The lessee shall bear the cost of refurbishments during the term of the lease. Any alteration of the premises requires the prior approval of the lessee. The lessee itself is responsible for the necessary building petitions and shall pay the costs of them. Partitions, fixtures and installations which the lessee has constructed at its own expense must be removed upon the lessor's request after the termination of the lease. The installations can be left in place if the succeeding lessee agrees to accept them. In any case, the lessor's approval is required

7. Guarantee for the Lease

For the guarantee of the lessee's contractual obligations, it shall pay the lessor, upon the signing of this agreement, a rent deposit in the amount of Fr. 10,000.00, which shall be paid into an account with the CREDIT SUISSE, Zurich-Enge.

Zurich, July 14, 1999/ir

The Lessor:                                  The Lessee:

[signature]                                  [signature]
----------------------------------------     -----------------------------------
Erbengemeinschaft A. + W. Hummel, Zurich     Artificial Life Solutions AG
represented by:
CHARLES BARRIER IMMOBILIEN AG
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Appendix No. 1 to the Lease Agreement of July 14, 1999

SPECIAL ARRANGEMENTS FOR THE LEASE

The appendix is effective as an integral part of the lease agreement of July 14, 1999, between Erbengemeinschaft A. + W. Hummel, Zurich, represented by CHARLES BARRIER IMMOBILIEN AG, Minervastrasse 27, 8032 Zurich, and Artificial Life Solutions AG, Muhlebach 2, 6362 Stansstad, for the office spaces (approximately 75 m(2)) on the second floor of "Seestrasse 11," 8002 Zurich.

1. Applicability / Changes In the Lease

In case of doubt, the requirements of this supplementary agreement take precedence over the printed text of the lease form. The requirements of the obligations law have subsidiary applicability. Changes and additions to the present lease/appendix must be made in writing and must be designated in an addendum as an integral part of the main lease.

All agreements and promises which are not made in the required written form are not valid.

2. Rent Adjustments

The lessee notes that the agreed rent is based on the cost level of the following factors:

a) Mortgage-loan interest rate  3.75%                          (reserves ---- %)

b) The offset for the purchasing-power protection of the
   risk-bearing capital was effected until June 30, 1999
   (144.8 points)                                              (reserves ---- %)

c) Offset for the general increases in cost until
   June 30, 1999                                               (reserves ---- %)

3. Cleaning of the Lease Premises

The lessee is solely responsible for the cleaning of the leased premises.

4. Company Signs

Company signs are payable by the lessee. Size, kind and location of the signs require prior approval by the lessor.